           As filed with the Securities and Exchange Commission
                        on July 21, 2000
                                   Registration No.  333-49759
________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
          _____________________________________________
                POST-EFFECTIVE AMENDMENT NO.  2 TO
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
          _____________________________________________

                      FIRST SOUTH BANCORP, INC.
---------------------------------------------------------------
    (Exact name of Registrant as Specified in Its Charter)

            VIRGINIA                            56-1999749
---------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                 1311 CAROLINA AVENUE, P.O. BOX 2047
                    WASHINGTON, NORTH CAROLINA  27889
                        (252) 946-4178
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              (Address of Principal Executive Offices)

        FIRST SOUTH BANCORP, INC. MANAGEMENT RECOGNITION PLAN
          FIRST SOUTH BANCORP, INC. 1997 STOCK OPTION PLAN
----------------------------------------------------------------
                    (Full Title of the Plan)

                     GARY R. BRONSTEIN, ESQUIRE
                     JOEL E. RAPPOPORT, ESQUIRE
      STRADLEY RONON HOUSLEY KANTARIAN & BRONSTEIN, LLP
                  1220 19TH STREET N.W., SUITE 700
                     WASHINGTON, D.C.  20036
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               (Name and Address of Agent For Service)

                        (202) 822-9611
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 (Telephone Number, Including Area Code, of Agent For Service)

                    CALCULATION OF REGISTRATION FEE
====================================================================================
                                    Proposed Maximum   Proposed Maximum   Amount of
Title of Securities  Amount To Be    Offering Price       Aggregate     Registration
to be Registered      Registered       Per Share       Offering Price        Fee
------------------------------------------------------------------------------------
Common Stock,
$.01 par value         961,918 (1)     $19.69 (2)      $21,013,475 (3) $5,985.77 (4)
===================================================================================

(1) Maximum number of shares issued or issuable under the First South Bancorp, Inc.
    Management Recognition Plan (174,570 shares, as adjusted for the 50% stock dividend paid on August 19, 1998) and First South Bancorp, Inc. 1997 Stock
    Option Plan, as amended (787,348 shares, as adjusted for the 50% stock dividend paid on August 19, 1998 and as amended on February 17, 2000 to increase the number of shares issuable by 350,923 shares from 436,425 to 787,348), as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.
(2) 350,923 shares are being registered hereby in connection with an amendment of the Stock Option Plan to increase the number of shares issuable by 350,923, from 436,425 to 787,348. None of the additional 350,923 are presently subject to option.  Accordingly, pursuant to Rule 457(c), all 350,923 shares are being registered based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the Nasdaq National
    Market System on July 18, 2000 of $19.69 per share ($6,909,674 in the aggregate).  Therefore, the total amount of the additional fee for the 350,923 shares being registered herein is $1,824.15.
(3) Includes aggregate maximum offering price calculated pursuant to Rule 457(h) for
    610,995 previously registered shares ($14,103,801).
(4) A registration fee of $4,160.62 was paid on April 9, 1998 in connection with the registration of 610,995 shares, as adjusted for the 50% stock dividend paid on
    August 19, 1998.

     The contents of the previous Registration Statement on Form
S-8 (Registration No. 333-49759) are incorporated herein by reference.

ITEM 8.  EXHIBITS
------

    For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Washington, State of North Carolina, on the 20th day of July, 2000.

                         FIRST SOUTH BANCORP, INC.


                         By: /s/ Thomas A. Vann
                             -------------------------------
                             Thomas A. Vann
                             President
                             (Duly Authorized Representative)


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signatures                   Title                          Date
 ----------                   -----                          ----
/s/ Thomas A. Vann          President and Director          July 20, 2000
------------------------    (Principal Executive Officer)
Thomas A. Vann

/s/ William L. Wall         Executive Vice President and   July 20, 2000
------------------------    Chief Financial Officer
William L. Wall             (Principal Financial and
                            Accounting Officer)

        *                   Director                       July 20, 2000
------------------------
Edmund T. Buckman, Jr.

        *                   Director                       July 20, 2000
------------------------
Linley H. Gibbs, Jr.

        *                   Director                       July 20, 2000
-------------------------
Frederick N. Holscher

        *                   Director                       July 20, 2000
----------------------
Frederick H. Howdy

        *                   Director                       July 20, 2000
-------------------------
Charles E. Parker, Jr.

        *                   Director                       July 20, 2000
-------------------------
Marshall T. Singleton

/s/ H. D. Reaves, Jr.       Director                       July 20, 2000
-------------------------
H. D. Reaves, Jr.

*  By: /s/ Thomas A. Vann
       ---------------------
       Thomas A. Vann
       Attorney-in-fact

                   INDEX TO EXHIBITS


Exhibit           Description
-------           -----------

* 5               Opinion of Housley Kantarian & Bronstein, P.C.
                  as to the legality of the Common Stock being registered

* 23.1            Consent of Housley Kantarian & Bronstein, P.C.
                  (appears in their opinion filed as Exhibit 5)

*23.2             Consent of Coopers & Lybrand L.L.P.

*24               Power of Attorney

*99.1             First South Bancorp, Inc. Management
                  Recognition Plan, Trust Agreement under the
                  First South Bancorp, Inc. Management
                  Recognition Plan, and Notice of Removal of
                  Trustee

 99.2             First South Bancorp, Inc. 1997 Stock Option
                  Plan, as amended

*99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the First South Bancorp, Inc. 1997 Stock Option Plan, as amended

*99.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the First South Bancorp, Inc. 1997 Stock Option
                  Plan, as amended

*99.5             Notice of MRP Award

*99.6 Memorandum concerning taxation of MRP Awards and associated election form

__________
*  Previously filed under Registration Statement on Form S-8
(Registration No. 333-49759) on April 9, 1998.